Exhibit 99.2

March 12, 2024

Dear Shareholder,

I am pleased to announce that, to strengthen its balance sheet, Li-Cycle Holdings Corp. (the “Company,” “Li-Cycle,” “we,” “our,” or “us”) has entered into an agreement to issue a senior secured convertible note in an aggregate principal amount of $75 million (the “Note” and such transaction, the “Financing”) to an affiliate of Glencore plc (LON: GLEN) (“Glencore”), a leading producer, recycler, and marketer of nickel and cobalt for the production of lithium-ion batteries. In order to complete the Financing and issue the Note, which as of the date hereof will be convertible at the election of the holder into approximately 44% of the Company’s outstanding common shares (the “Common Shares”) on an as-converted to common basis, the Company has requested and received confirmation from the New York Stock Exchange (“NYSE”) that the NYSE will not object to the Company’s reliance on the financial viability exception to the NYSE’s shareholder approval policy described in more detail below.

Background

Until 2020, Li-Cycle was a development stage company with no commercial revenue. From 2020 to date, Li-Cycle has financed its operations primarily through proceeds received in connection with (a) the business combination it completed with Peridot Acquisition Corp. on August 10, 2021; (b) its concurrent $315.5 million private placement of Common Shares in connection therewith; and (c) private placements of other Li-Cycle securities (including convertible notes and Common Shares) to certain strategic investors.

As publicly disclosed in a Form 6-K and press release on October 23, 2023, the Company announced that it paused construction on its Rochester Hub project, pending a comprehensive review of the go-forward strategy for the project including its scope and budget and construction strategy. As part of the go-forward strategy, the Company’s Board of Directors established a Special Committee to oversee and supervise a strategic review of all of the Company’s operations and capital projects and consider financing and strategic alternatives.

On the same day, the Company announced that the estimated cost of the Rochester Hub project was expected to increase significantly above the previously disclosed budget. The Company subsequently recognized a non-cash impairment charge in the amount of $96.5 million as of September 30, 2023, in accordance with IFRS.

On November 1, 2023, the Company initiated the implementation of a cash preservation program that involved reviewing existing plans for bringing on additional Spoke capacity and taking other steps to preserve the Company’s available cash, including reducing staffing in its corporate support functions, pausing production at its Ontario Spoke and implementing a plan to manage lower levels of Black Mass & Equivalents production at its remaining operating Spoke locations, while pursing funding alternatives and continuing to review the go-forward strategy for the Rochester Hub project.

On November 13, 2023, the Company publicly disclosed on a Form 6-K and press release that the Company is taking measures to conserve cash and continuing to work closely with the U.S. Department of Energy Loan Programs Office Advanced Technology Vehicles Manufacturing program to satisfy the conditions precedent for financial close of a conditional commitment for a loan of up to $375 million (the “DOE Conditional Commitment”). In addition to certain conditions precedent to financial close under the DOE Conditional Commitment, the Company would need to meet additional conditions precedent prior to the first advance, including obtaining additional financing to fund and invest the required base commitment. The Company further announced that it had engaged Moelis & Company LLC (“Moelis”) to assist it in evaluating financing and strategic alternatives for the Company.

As of December 31, 2023, the Company had approximately $76.1 million in cash and cash equivalents on hand and, in the first quarter of 2024, the Company has continued to generate significant negative cash flows through the date of this letter, with the Company estimated to have had less than $40 million in cash and cash equivalents on hand as of February 29, 2024. Prior to entry into the agreement with Glencore, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), which is composed solely of independent and disinterested directors, determined that, in light of the Company’s current financial condition and its projected cash flows in the coming months absent the consummation of a financing or strategic transaction, the delay associated with obtaining a shareholder vote prior to consummation of the Financing would seriously jeopardize the financial viability of the Company and, on that basis, the Audit Committee expressly approved reliance on the financial viability exception to the NYSE’s shareholder approval policy.

Description of Financing

Li-Cycle and Glencore announced a strategic commercial partnership in May 2022, pursuant to which Glencore made a $200 million investment in the Company through the purchase of an unsecured convertible note (the “Existing Note”). Li-Cycle’s aggregate obligations under the Existing Note and additional notes issuable semi-annually as interest payable in-kind were approximately $225.3 million as of December 31, 2023.

The new Financing will result in Glencore purchasing from the Company the Note which will mature on the fifth anniversary of closing and will be convertible into Common Shares at an initial conversion price of $0.53 per Common Share. Li-Cycle will be entitled, at its election, to pay interest on the Note in cash or in-kind (“PIK”). Cash interest payments will be based on the Secured Overnight Financing Rate (“SOFR”) plus 5.0% per year, and PIK payments will be based on SOFR plus 6.0% per year.

The Note is redeemable at the option of Li-Cycle at a redemption price equal to 100% of the then outstanding principal amount of the Note being redeemed plus accrued and unpaid interest. Commencing with the delivery of financial statements for the fiscal year ending December 31, 2026, the Company will be required to redeem a portion of the outstanding principal amount of the Note in an amount (the “ECF Amount”) equal to a specified percentage of the excess cash flow generated by Li-Cycle and its subsidiaries for the applicable fiscal year (less certain deductions and subject to pro rata application to certain other debt of Li-Cycle). On each redemption date, whether due to an optional or mandatory redemption, the Company will be required to issue to Glencore a number of warrants entitling Glencore to acquire a number of Common Shares of Li-Cycle equal to the principal amount of the Note being redeemed on such date divided by the then applicable conversion price, having an exercise price per share equal to the then applicable conversion price of the Note so redeemed and expiring on the sixth anniversary of the initial closing date (the “Redemption Warrants”). As security for the Company’s obligations under the Note, Li-Cycle has agreed to give Glencore a security interest in substantially all of its assets. In addition, certain of Li-Cycle’s subsidiaries organized in Canada, the United States, Switzerland and Germany have agreed to guarantee the Company’s obligations under the Note and provide security interests on substantially all of their assets (in the case of the U.S. and Canadian subsidiaries) and certain specified assets (in the case of the German and Swiss subsidiaries). The Note will also be subject to certain reporting and affirmative and negative operational covenants, including, but not limited to, limitations on the incurrence of indebtedness, the granting of liens, the disposition of assets and the making of investments, dividends, distributions and payments of junior debt. Li-Cycle has also granted certain customary registration rights to Glencore in relation to the Note.

In addition, Li-Cycle and Glencore have agreed to amend and restate the terms of the Existing Note, in two tranches, each of which will include new terms that come into effect upon the occurrence of certain future events (the Existing Note, including outstanding PIK notes, as so amended and restated in two tranches, the “A&R Notes”). The first A&R Note will include modifications to the terms of the Existing Note that take effect on the date (the “First Modification Date”) that is the earliest to occur of (a) the date that is one month after the effectiveness and initial funding, if any, of a project loan financing for the Rochester Hub, and (b) December 31, 2024. The second A&R Note will include modifications to the terms of the Existing Note that take effect on the date (the “Second Modification Date”) that is the earliest to occur of (a) the first commercial production from the Rochester Hub, (b) construction costs exceeding the construction budget set forth in the project loan financing, and (c) June 1, 2026. At each Modification Date the following terms of each A&R Note, which mirror the Note, will take effect: the maturity will be amended to be five (5) years from the applicable Modification Date, the interest rate will be amended to match the interest rate applicable to the Note, mandatory redemption will be required (including, from the First Modification Date and the Second Modification Date, the ECF Amount in a pro rata amount across the A&R Notes (to the extent modified) and the Note), and the Company will provide guarantees and security for the A&R Notes consistent with the Note. In addition, at each Modification Date, the conversion price for the applicable tranche will be adjusted to be the lesser of (x) an amount determined on the basis of a 30-Day VWAP (volume weighted average trading price) having a reference date equal to the applicable Modification Date plus a 25% premium, and (y) $9.95 per share (the current conversion price of the Existing Note). Glencore is permitted to transfer the Note, the Redemption Warrants and any Common Shares issued upon conversion of the Note or exercise of any of the Redemption Warrants subject to certain transfer restrictions including compliance with U.S. and Canadian securities laws, and a prohibition on private transfers to activist investors, foreign entities of concern or, without the Company’s consent, any material competitor. Any transferees will be required to execute a joinder to the note purchase agreement entered in connection with this transaction and any transferee that would beneficially own at least 5.0% of the Common Shares (on an as-converted basis) following the transfer will be subject to a standstill agreement. The Common Shares issued upon conversion of the Note or exercise of any of the Redemption Warrants are also subject to a 12-month lock-up from the closing date.

Glencore has also committed to not acquire beneficial ownership of additional Common Shares of the Company in excess of 5.0% of the then outstanding voting securities of the Company (subject to certain de minimis exceptions) or to seek to take the Company private, without the approval of a committee of disinterested directors of the Company and, in the case of a take-private transaction, the approval of a majority of the disinterested shareholders of the Company. The Company has agreed to seat two additional nominees of Glencore on its Board of Directors for a total of three nominees, with the first additional nominee to be identified by Glencore and (subject to customary approvals by the Company) proposed for election at the Company’s annual general meeting of shareholders to be held in 2024 and the second additional nominee to be proposed (subject to customary approvals by the Company) for election at the Company’s annual general meeting of shareholders to be held in 2025 or, if earlier, upon the occurrence of a vacancy on the Company’s Board of Directors, subject to the Company and Glencore mutually agreeing on such second nominee. Both additional Glencore Board nominees are not to be related parties of Glencore and its affiliates and are to be independent under applicable Ontario securities laws, as well as SEC and NYSE rules. Glencore has committed to not cause the Company to avail itself of the controlled company exemption under NYSE rules.

The issuance and sale of the Note to Glencore is subject to customary closing conditions and the expiration of the ten-day period required for the mailing of this letter to shareholders informing them of the Company’s reliance on the NYSE’s financial viability exception to the NYSE’s shareholder approval policy discussed below, and is expected to close on or about March 25, 2024.

In addition, Li-Cycle entered into an amendment, effective as of March 11, 2024 (“Amendment No. 1”), to its limited duration shareholder rights plan entered into on October 31, 2023 (the “Rights Agreement”), to amend the definition of “Acquiring Person” to exempt Glencore Canada Corporation (“Glencore Canada”) or its affiliates and associates (such persons together, “Glencore Canada and GC Affiliates”) from the definition of Acquiring Person and to permit Glencore Canada and GC Affiliates’ beneficial ownership in certain circumstances that would otherwise be in excess of the 20% trigger threshold calculated in the manner set forth in the Rights Agreement.

Amendment No. 1 provides that Glencore Canada and GC Affiliates will not be deemed an “Acquiring Person”, either individually or together, solely by virtue of, or as a result of, (a) Glencore Canada and GC Affiliates’ beneficial ownership of the Common Shares issuable upon conversion of the Existing Note, as may be amended and restated from time to time, including such Common Shares issuable pursuant to the Company’s right to elect to pay interest-in-kind pursuant to the terms of the Existing Note or the issuance to Glencore Canada and GC Affiliates and the exercise of any warrants upon redemption of the Existing Note in accordance with its terms; (b) the valid and binding approval, execution, and delivery of the new note purchase agreement and the issuance of the Note to Glencore Canada and GC Affiliates; (c) the issuance to Glencore Canada and GC Affiliates of Common Shares upon conversion of the Note, in whole or in part, including any such Common Shares issued in connection with any interest the Company elects to pay in-kind; (d) the issuance to Glencore Canada and GC Affiliates and the subsequent exercise of Redemption Warrants; and (e) the performance or consummation of any of the other transactions contemplated by the note purchase agreement for the Note, the note purchase agreement for the Existing Note, the Existing Note, or the Note (the foregoing actions, the “Permitted Events”); provided however, that notwithstanding the foregoing, Glencore Canada and GC Affiliates shall be deemed an Acquiring Person if Glencore Canada and GC Affiliates become the beneficial owner of such number of additional Common Shares representing in excess of 5.0% of the Common Shares outstanding as of the date of entry into the note purchase agreement for the Note, other than subject to certain de minimis exceptions.

The definition of “Acquiring Person” is further amended to provide an exemption for any transferee of Glencore Canada and GC Affiliates, and any transferee of any such transferee, that, in any such case, has acquired beneficial ownership of Common Shares in accordance with the transfer restrictions set forth in the note purchase agreement for the Existing Note or the note purchase agreement, as applicable, including beneficial ownership acquired as a result of the occurrence of one or more Permitted Events following such transfer and certain other de minimis exceptions, without triggering the exercisability of the rights.

In connection with the entry into the Financing, the Company has obtained the consent of Wood River Capital, LLC (“Koch”), to the Financing in respect of the existing Convertible Note, dated as of September 29, 2021, issued to Koch (the “Koch Note”), in exchange for the Company agreeing to amend the Koch Note, as of the closing of the Financing, to include penalty interest upon an event of default consistent with the penalty interest provision of the Note and to remove the floor and ceiling from the definition of SOFR in the Koch Note.

Notice of New York Stock Exchange Exception

Paragraph 312.03 of the NYSE Listed Company Manual would normally require shareholder approval prior to the consummation of the Financing with Glencore, which is considered a related party to the Company under the NYSE’s rules and in light of the number of Common Shares into which the Note and the A&R Notes would be convertible and for which the Redemption Warrants could be exercised. However, we requested and received confirmation from the NYSE that the NYSE will not object to the Company’s reliance on the financial viability exception to the NYSE’s shareholder approval policy pursuant to Paragraph 312.05 of the NYSE Listed Company Manual. The financial viability exception allows an issuer to issue securities upon application to the NYSE when (1) the delay in securing shareholder approval would seriously jeopardize the financial viability of the enterprise and (2) reliance by the company on this exception is expressly approved by the audit committee of the company’s board of directors.

As described above, prior to today’s announcement, the Audit Committee determined that the delay associated with obtaining a shareholder vote prior to the consummation of the Financing would seriously jeopardize the financial viability of the Company and, on that basis, expressly approved reliance on the financial viability exception in order to consummate the Financing and related transactions without delay.

On March 1, 2024, the NYSE confirmed that it will not object to the Company’s reliance on the financial viability exception, provided that the Company complies with the conditions of the exception provided for in Paragraph 312.05 of the NYSE Listed Company Manual. The Company is mailing this letter to all shareholders not later than 10 days prior to the anticipated closing of the Financing to alert you that the Company will not seek, and will not be required to seek, the shareholder approval that would otherwise be required under applicable NYSE rules. In addition to this notification, the Company has issued a press release publicly announcing the Financing and is filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”). For copies of the definitive agreements relating to the Financing, as well as information on related developments, please review our current and future reports on file with the Commission and available at www.sec.gov.

Forward-Looking Statements

Some of the statements contained in this Shareholder Letter are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future performance and include statements about the adequacy, timing and structure of the proposed Financing, whether the transactions contemplated thereunder will be completed, the Company’s financial viability, security interests of the Company, and the amendment and restatement of the Existing Note, as well as other statements that can be identified by the use of the forward-looking terminology such as “agree,” “commit,” “may,” “will,” “anticipate,” “would,” or similar terms, variations of such terms, or the negative of such terms. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties.

Further description of risks that could cause actual events to differ from the outcomes predicted by the Company’s forward-looking statements is set forth under the caption “Risk Factors” in the Company’s annual report on Form 20-F and will be set forth under the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q with the Commission, and you should consider each of those factors when evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this letter and the Company undertakes no duty or obligation to update any forward-looking statements contained in this letter as a result of new information, future events or changes in its expectations.

Thank you for your continued support of Li-Cycle.

Sincerely,

Ajay Kochhar
Co-Founder, President &CEO and Director